Exhibit 5. 1

LESER, HUNTER, TAUBMAN & TAUBMAN
17 State Street, Suite 2000
New York, New York 10007
(212) 732-7184 Fax: (212) 202-6380
E-mail: lou@lhttlaw.com

May 27, 2009

Tianyin Pharmaceutical Co., Inc.
11th Floor, South Tower, Jinjiang Times Garden
107 Jin Li Road West
Chengdu, P. R. China, 610072

Ladies and Gentlemen:

We have acted as counsel to Tianyin Pharmaceutical Co., Inc. a Delaware company (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended  (the  "Act"), of a Registration Statement on Form S-1 (the "Registration Statement"), relating to the proposed sale by the selling shareholders listed therein (the "Selling shareholders") of 21,578,753 shares of the Company's common stock (the "Common Stock").

In so acting, we have examined and relied upon the originals or copies,  certified or otherwise  identified to our satisfaction,  of such Company records, documents,  certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that the Common Stock to be offered by the selling shareholders, when sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

The opinions we express   herein are  limited  to  matters involving  the Nevada  corporate law and the federal laws of the United States and are further expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise as to any other matters relating to the Company or the Common Stock.

We consent to the use of this letter as an Exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” included in the Prospectus forming a part of the Registration Statement.

Sincerely,

LESER, HUNTER, TAUBMAN & TAUBMAN

By: /s/  Louis E. Taubman
       Louis E. Taubman